Exhibit 99.1

AMERICANWEST BANCORPORATION

CODE OF ETHICS

CORPORATE PHILOSOPHY

A bank’s reputation, prestige and standing in the community are primarily determined by the appearance, conduct and ethical standards of its directors, Management and all other employees. AmericanWest Bancorporation and its subsidiaries (the “Company”) recognize this very important aspect of banking and strive for the best reputation and the highest standing of any bank in the Company’s marketplace. Careful observance of legal regulations and a scrupulous regard for high standards of conduct and integrity are the responsibility of each director, officer and employee.

The Company has no intention of attempting to control the private lives of its directors, officers and employees. However, because banking is a business that is based upon public acceptance and trust, each of the above must consistently demonstrate the qualities that will create confidence in them as individuals and as representatives of the Company, whether at the office or at a social function. Therefore, each director, officer and employee shall conduct his or her personal affairs so that there is no opportunity for unfavorable reflection upon the Company, express or implied.

The purpose of this Code of Ethics is to maintain the Company’s ethical climate and to provide basic guidelines for situations in which ethical issues arise. The Company strives to do business with customers, vendors and suppliers of sound business character and reputation, and actively supports the principle of “know your customer.” The Company shall not knowingly support any organization or individual espousing practices in violation of settled law, such as money laundering or tax evasion. It is the Company’s policy to comply with all applicable laws. No director, officer or manager of the Company has authority to violate any law or to direct another director, officer or employee, or any other person, to violate any law on behalf of the Company.

Each director, officer and employee of the Company is, and will be held, responsible for the observance of this Code of Ethics. Failure by an officer or employee to comply with any of the provisions of this Code of Ethics subjects such person to corrective action, which may include termination.

POLICIES AND PRACTICES

Conflicts of Interest

Directors, officers and employees are expected to conduct their private business and personal activities in a manner that avoids conflict with the interests of the Company and/or its customers, vendors and suppliers. A conflict of interest may be defined as any situation in which an individual’s loyalties are divided between business interests that, at least to some degree, are mutually incompatible. A conflict also includes involvement in outside interests that would or might conflict with one’s duty to the Company or that might adversely affect one’s judgment in working within his/her responsibilities.

Potential Conflicts of Interest and Waivers

An officer or employee should first contact his or her supervisor if there are concerns whether an activity may be considered a conflict of interest. If then unable to determine the existence of a conflict or an appropriate resolution, the Human Resources Department should be contacted which, in conjunction with the Company’s Legal Department, will make the determination and provide a means for resolution. In any case where a waiver of a conflict or potential conflict is granted, it shall be documented and retained in the individual’s personnel file along with the reasons for granting the waiver. An annual report shall be made to the Board of Directors regarding the number and nature of conflict waivers granted.

An officer or employee should not represent the Company in any transaction in which he or she has any material connection or substantial financial interest. Specifically, a material connection includes the involvement of any family member or anyone residing with the employee or officer regardless of relationship. Family members include spouse, son, daughter, sibling, parent, grandparent or grandchild, whether the relationship was obtained through birth, adoption or marriage (e.g., “in-law” or “step” relationships). By extension, other relatives and close personal friends may also provide the potential of a similar conflict of interest. This policy includes, but is not limited to, approval of bank overdrafts; authorizing or accepting checks on uncollected funds; and waiving of bank charges, late charges or other normal fees. It also includes making loans, waiving financial statements or any similar type of activity.

A director, officer or employee should not accept a directorship of another company without approval of the Company President. Charitable and nonprofit organizations are exceptions to this general policy.

Gifts, Fees, Legacies & Loans

The Company’s aim is to deter givers of gifts from seeking or receiving special favors from Company personnel. Accepting any gift of more than nominal value or entertainment that is more than a routine social amenity can appear to be an attempt to influence the recipient into favoring a particular customer, vendor, consultant or the like. To avoid both the reality and the appearance of improper relations with current or prospective customers, vendors and consultants, officers and employees should observe the following:

•	An officer or employee may not accept a loan from a customer or supplier. This prohibition does not apply to loans from banks or other financial institutions on customary terms to finance proper credit needs such as a home mortgage and consumer credit loans.

•	An officer or employee may not receive anything of value for making a loan.

•	An officer or employee may not accept a fee for performance of any act that the Company could have performed.

•	It is improper for an officer or employee to accept a gift from a customer, a supplier or any other person or business seeking to establish a business or supplier relationship with the Company. This prohibition does not apply to gifts from relatives, food or entertainment at a luncheon or business meeting, advertising or promotional materials of nominal value, awards by civic or charitable organizations or gifts of nominal value on special occasions, such as Christmas and birthdays. Nominal value is a value that would be within the ability of the recipient to reciprocate on a personal basis or with a legitimate claim for reimbursement under similar circumstances. Gifts worth $100 or less will be deemed to be nominal for most Company personnel. However, such gifts should not be cash or securities.

•	An officer or employee should not sell anything to a customer at a value in excess of its worth, nor should he or she purchase anything from a customer at a value below its worth.

•	An officer or employee should refuse any legacy or bequest from a customer unless the customer is a close relative. Similarly, no officer or employee should serve personally as executor, trustee or guardian of an estate or trust of a customer except when the customer is a close relative of such person.

•	No officer or employee may do indirectly what he or she is prohibited from doing directly, including but not limited to arranging to have a member of his or her family accept a gift from a customer.

•	An officer or employee of the Company should decline any gift that has even the slightest implication of influence on future business dealings.

•	Normal business entertainment such as lunch, dinner, theater, a sporting event and the like, is appropriate if of a reasonable nature and in the course of a meeting or another occasion, the purpose of which is to hold bona fide business discussions or to foster better business relations. Company personnel should report such entertainment (in advance, if practical) to their supervisors if the value of any such business entertainment is expected to exceed more than a nominal value. No officer or employee may accept tickets or invitations to entertainment worth more than a nominal value when the prospective host will not be present at the event with the officer or employee.

Outside Activities / Employment

No officer or employee is to have a “free-lance” or “moonlighting” activity that will materially encroach on the time or attention which should be devoted to his or her duties; adversely affect the quality of work performed; compete with the Company’s activities; imply sponsorship or support by the Company of the outside employment or organization; or adversely affect the good name of the Company. All free-lance or moonlighting activities require the prior written approval of the officer’s/employee’s supervisor. Company personnel who free-lance or moonlight may not use Company time, facilities, resources or supplies for such work.

Acceptance of outside employment, and participation in the affairs of outside for-profit organizations or of non-profit organizations that compete directly with for-profit companies (e.g., credit unions, health insurers, etc.), must be reported to the officer’s or employee’s immediate supervisor prior to participation, and must be approved in writing. Approval for such activities will usually be granted unless such employment or activity is not consistent with the best interests of the Company. Specific types of outside activities that raise conflict-of-interest questions include:

•	Employment by a company that is in competition with the Company

•	Preparation of audited statements to be presented to AmericanWest Bank to secure a loan

•	Publication of books or articles for a fee

•	Rendering investment counsel based on information, reports or analyses prepared for or by the Company

•	Rendering accounting services

•	Drawing wills or practicing law

•	Use of Company equipment, supplies or facilities

•	Performing a service that the Company itself could perform

The growth and progress of the Company is dependent upon the growth and progress of its communities. Company personnel are encouraged to take a role in support of civic and community projects that make communities within the Company’s area of service a better place to live and work. The Company is proud to have its personnel involved in such endeavors. Community involvement during work hours requires prior approval to allow supervisors sufficient time to arrange for coverage of duties if necessary.

Investments

The following guidelines apply to investments by Company personnel:

•	It is improper for an officer or employee to invest in a customer’s business unless the interest is acquired through an organized exchange and the officer or employee has no access to inside information. Interim non-public financial statements and related schedules are considered inside information.

•	It is improper for an officer or employee to subscribe to new issues of stock in a customer’s business.

•	Major exchanges require that members avoid handling the speculative accounts of bank-employed persons without the written consent of the employer. Speculative investments such as margin buying, short accounts, puts, calls or combinations thereof are discouraged.

•	Officers and employees may not invest in a customer’s business or enable others to do so as a result of material inside information. (See also Securities Laws below.)

•	There are no restrictions on employees or officers investing in U.S. government securities, municipal bonds or mutual funds.

Use of Company Property and Information

All officers and employees are responsible for the proper use of the Company’s physical resources and property, as well as its proprietary and confidential information. Except as otherwise prohibited by this Code of Ethics or by an officer’s/employee’s supervisor, reasonable incidental use of a Company telephone, computer or other equipment is permitted.

Theft and Other Dishonest or Fraudulent Acts

Dishonest and fraudulent acts are unacceptable to the Company, its customers, directors, officers, employees and stockholders. When a director, officer or employee is found to have committed a dishonest or fraudulent act the Company is required to report the act promptly to the bonding company and to the appropriate law enforcement and regulatory agencies.

Such acts include, but are not limited to:

•	Misappropriation of money, documents, equipment, intellectual property or other property, whether owned by the Company, its directors, officers and employees, or its customers, vendors or suppliers;

•	Deliberate misrouting of checks to delay payment;

•	Incorrect posting of accounts to favor your own or another’s account;

•	Arranging an otherwise legitimate loan the proceeds of which were returned to the officer or employee;

•	Making false entries, records or reports, including (but not limited to) publicly available reports of financial or other information.

•	Approving one’s own overdrafts or fee waivers.

•	Posting transactions to one’s own account.

•	Paying or accepting bribes or kickbacks, i.e., funds for assistance in obtaining business or securing special concessions from the Company.

•	Steering a customer to an inappropriate or unnecessary product to receive sales credit.

•	Manipulating and/or misrepresenting sales or sales reporting in an attempt to receive compensation or to meet sales goals, such as reclassifying or transferring existing business, or supplementing standard discounts or customer incentives with personal funds

•	Attempting to commit any such dishonest, fraudulent or criminal act.

Directors, officers or employees who become aware of dishonest and fraudulent acts by other directors, officers or employees must report such matters. Failure to disclose known dishonest and fraudulent acts can classify a person as an accessory to the wrongdoing.

Solicitation

Company property, facilities or physical resources may not be used for solicitation or distribution activities which are not related to an officer’s or employee’s services to the Company, except for charitable activities that have been approved in writing in advance by the Financial Center or department manager. It is Company policy not to permit solicitations during working hours by non-employees. When officer/employee solicitations are permitted, in order to maintain the necessary order and cleanliness of the Company premises, literature or other written material may only be distributed in break/lunch areas and during authorized break periods.

Information Confidentiality

Information confidentiality is the responsibility of all directors, officers and employees. Confidential information may include details or plans regarding operations and finances, customer identities and accounts, new products or services, advertising programs, market expansion, acquisitions or divestitures, computer software and systems, and other proprietary information considered to be valuable assets. The intent of this policy is to ensure the confidentiality, availability and integrity of information and to reduce the risk of information loss and the risk of liability in the event of accidental or intentional disclosure or destruction. A staff member may not disclose confidential information about one customer to another customer or to any other outside party without a legitimate business purpose and first obtaining an appropriate confidentiality agreement from the party to receive the information, or except as required by law. Disclosure to other Company personnel should be kept to a minimum and on a need-to-know basis. Idle gossip about customers’ financial affairs among Company personnel is strictly prohibited. Confidential information acquired through the course of employment about the Company and its customers and suppliers is to be used solely for Company purposes and not as a basis for furthering a private interest or as a means of making a profit.

All files, records and reports acquired or created in the course of employment are the property of the Company. Originals or copies of such documents may be removed from the Company’s offices for the sole purpose of performing the officer’s/employee’s duties to the Company and must be returned at any time upon request. Officers and employees must also abide by the provisions of the Company’s Safeguarding Customer Information Policy and related procedures.

Intellectual Property

Trademarks and service marks are important business tools and valuable assets which require care in their use and treatment. No officer or employee may negotiate or enter into any agreement respecting the Company’s trademarks, service marks or logos without first consulting the Legal Department. The Company also respects the trademark rights of others, so any proposed name of a new product or service must be appropriately screened to avoid infringement prior to its adoption and use. To ensure proper use of another company’s trademark or service mark, such use must be agreed to in advance by that company.

Officers and employees must avoid the unauthorized use of copyrighted materials of others and obtain appropriate permissions to use, copy or distribute copyrighted materials. Simply because material is available for copying or downloading does not mean it is automatically permissible to copy or re-circulate (e.g., by email or intranet posting). Authorized copies of distributed works must bear the prescribed copyright notice.

The Company is legally entitled to all rights in ideas, inventions or other works of authorship relating to its business that are made by officers or employees during the scope of their employment or using the resources of the Company (“Employee Developments”). To document the Company’s ownership and/or to obtain legal protection of Employee Developments, officers or employees may be required to execute any necessary documentation to transfer any such Employee Developments to the Company.

When writing personal letters or articles to be published and when participating in public affairs, officers and employees are cautioned to avoid embarrassing situations. Personal letters should not be written on Company letterhead. Endorsements, testimonials, publications and participation in public affairs, particularly endorsement in some areas of public affairs, should be undertaken by staff members with caution so they will not be interpreted as endorsements by the Company.

Political Activities

The Company believes that every citizen should be free to take an active interest in political and governmental processes and candidates. Officers and employees are encouraged to keep themselves informed on political issues at community, state and federal levels.

Federal law prohibits the Company or anyone acting on its behalf from directly making any contribution of monetary value that is connected in any way with an election to a political office. Personal contributions to qualified Political Action Committees are permitted. Company personnel are free to exercise their individual right to make political contributions within legal limits. The Company will not reimburse any director, officer or employee for political contributions, and such persons may not attempt to receive or facilitate any reimbursements. No contribution may be made with the expectation of favorable government treatment in return.

In all cases, directors, officers and employees engaged in political activities do so as individuals and not as representatives of the Company. To avoid any interpretation of sponsorship or endorsement, neither the Company’s name nor addresses should be used in mailed materials or fund collection activity.

Campaigning for one’s self or for another candidate must be done on the officer’s/employee’s own time. Any activities required of an office won by election or appointment must be engaged in without material encroachment on Company time.

Financial Responsibility

Officers and employees are expected to live within their income and to manage their personal finances so as to avoid embarrassment personally or to the Company. This includes handling personal bank accounts properly and not writing checks against insufficient funds. Service charges on checks written against insufficient funds are waived on the first occurrence annually. All service charges will apply on subsequent overdrafts during that year. Officers and employees should bring their accounts into balance as soon as possible but not later than the next pay period unless special arrangements have been approved by management.

Excessive borrowing can be evidence of poor financial management. The services and advice of the Company are available to all officers and employees in need of financial guidance and assistance. Loans made to qualified directors, officers and employees are based on creditworthiness, length of employment and prospects for continued employment.

Securities Laws

Directors, officers and employees may not trade in or recommend Company stock based on inside information. “Insider trading” is the purchase or sale of a publicly traded security while in possession of important non-public information about the issuer of the security. Such information includes, for example, non-public information on Company earnings, significant gains or losses of business, or the hiring, firing or resignation of a director or officer of the Company. Insider trading and “tipping” (i.e., communicating such information to anyone who might use it to purchase or sell securities) are prohibited by the securities laws. When in doubt, information obtained as a director, officer or employee of the Company should be presumed to be important and not public.

Officers and directors of the Company are also prohibited from trading in Company stock during any period in which participants in the Company’s 401(k) plans could not engage in a similar type of transaction. Officers and directors of the Company are also required to pre-clear any trades with the Chief Financial Officer to ensure that trading is permissible. Directors and officers are to abide by the Company’s Insider Trading Policy.

Antitrust Laws

The federal government and most state governments have enacted antitrust laws that prohibit the restraint of trade. Their purpose is to ensure that markets for goods and services operate competitively and efficiently, so that customers enjoy the benefit of open competition among their suppliers and sellers benefit from competition among their purchasers. Violations of antitrust laws can lead to substantial civil liability, and are often treated as criminal acts.

Antitrust law is complex. Directors, officers and employees are prohibited from entering into arrangements with competitors to set or control prices, rates, trade practices or marketing policies, and must avoid any situation in which it might even appear that such an arrangement has been made. Everyone affiliated with the Company must avoid conversations with competitors regarding pricing, trade practices, marketing policies or similar information. It also is an antitrust violation to require customers to engage in certain tied or reciprocal transactions. The Company will not extend credit, lease or sell property of any kind, or furnish any service, or fix the consideration for any business activity on the conditions that the customer: 1) obtain some additional credit, property or service other than a loan or deposit service; 2) provide some additional credit, property or service to the Company; or 3) not obtain some other credit, property or service from a competitor of the Company.

The Company may package certain services at a reduced rate when used in combination with other services. Officers and employees are encouraged to contact their supervisor if special pricing is contemplated in transactions involving multiple products and services.

Relationships with Public Officials

All officers and employees engaged in business with a governmental body or agency must know and abide by the specific rules and regulations covering relations with public agencies. Such personnel must also conduct themselves in a manner that avoids any dealings which might be perceived as attempts to influence public officials in the performance of their official duties.

Books and Records

Officers and employees are to comply with internal accounting controls and safeguard Company assets to ensure accuracy and completeness of its financial records and reports. Any accounting adjustments that materially depart from GAAP must be approved by the Company’s Audit & Compliance Committee and reported to its external auditors. Also, all material off-balance-sheet transactions, arrangements and obligations, contingent or not, and other relationships of the Company with other persons or entities that may have material current or future effects on the financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of income or expense must be disclosed to the Audit & Compliance Committee of the Board and the Company’s external auditors.

No officer, employee or director may interfere with or seek to improperly influence, directly or indirectly, the auditing of the Company’s financial records. Violation of these provisions shall result in disciplinary action, up to and including termination, and may subject the violator to substantial civil and criminal liability.

If any director, officer or employee becomes aware of any improper transaction or accounting practice concerning the Company, the matter should be reported to the Chief Financial Officer, Chief Internal Auditor or the Chairman of the Audit & Compliance Committee of the Board. Officers and employees may also file a confidential anonymous complaint with the Report it hotline if they have information regarding questionable accounting or auditing matters. An Audit & Compliance Committee member is directly informed by Report it of any such report. There will be no retaliation against any person who, in good faith, discloses questionable accounting or auditing matters. Other allegations or concerns about accounting or auditing matters received by officers or employees are to be forwarded to the Chief Internal Auditor for tracking and reporting follow-up with the Audit & Compliance Committee.

Employment Policies

The Company is committed to fostering a safe work environment in which all individuals are treated with respect and dignity. Each person should be permitted to work in a business-like atmosphere that promotes equal employment opportunities and prohibits discriminatory practices, and that promotes behaviors that support workplace safety. Each officer and employee is expected to comply with the following policies.

Harassment

Sexual Harassment

It is the Company’s policy that all employees should be able to work in an environment free from all forms of harassment or discrimination. The Board of Directors hereby expresses its strong disapproval of sexual harassment.

Sexual harassment is a form of misconduct that undermines the integrity of the employment relationship. It can consist of sexual favoritism or discrimination, attempts to condition employment benefits on sexual concessions, or comments/conduct that create a hostile, intimidating or offensive working environment. No officer or employee should be subjected to unsolicited and unwelcome sexual overtures or conduct in either verbal or physical form.

Sexual harassment does not refer to casual conversation or compliments of a socially acceptable nature. It refers to behavior which is not welcome and which is personally offensive, interfering with job effectiveness or creating uneasiness on the job.

Such conduct, whether committed by supervisory or non-supervisory personnel, is specifically prohibited. This includes (but is not limited to):

•	Unwelcome invitations to sexual activity

•	Sexual comments, innuendoes or jokes

•	Unwelcome touches, pinches or hugs

•	Pressure to engage in sexual activity as a condition of employment or promotion

•	Sexual assault

•	Continued or repeated verbal abuse of a sexual nature

•	Graphic or degrading verbal comments about an individual or his/her appearance

•	The display of sexually suggestive objects or pictures

•	More subtle forms of harassment, such as unwelcome pictures, posters, cartoons, jokes and caricatures of a sexual nature.

All such conduct should be avoided, since conduct appearing to be welcome or tolerated in the eyes of one may be offensive to another and may, at some later date, form the basis for a sexual harassment complaint or discrimination charge.

No one should imply or threaten that cooperation of a sexual nature (or refusal thereof) will have any effect on another individual’s employment, assignment, compensation, benefits, advancement, career development or any other condition of employment. Any such actions will bring prompt and certain disciplinary action, including possible termination. Any officer or employee wishing to discuss incidents of harassment, intimidation or discrimination is strongly urged and encouraged to immediately contact his or her manager/supervisor and/or the Human Resources and Legal Departments. Any complaint regarding harassment and/or discrimination should be submitted as quickly as possible.

All charges will be taken seriously and promptly investigated. The results of the investigation will be communicated to the charging party. Every reasonable effort will be made to protect confidentiality consistent with a proper and thorough investigation of the complaint.

There will be no retaliation for participating in an investigation and/or submitting a complaint regarding harassment or discrimination.

Should it be determined that there is a violation of this policy, appropriate disciplinary measures will be taken up to and including termination.

Other forms of harassment

The above harassment policy is designed to protect against sexual harassment; however, the policy pertains to all other forms of harassment (such as weight, racial, religious, physical handicaps, age, food stamps, welfare, etc.). The Company will not condone its officers and/or employees being made uncomfortable in the workplace due to harassment in any form.

All officers and employees are expected to treat their co-workers with respect, courtesy and tact. Repeated conduct that is personally offensive to others is unacceptable. Abusing the dignity of anyone through ethnic, sexist or racial slurs, or other derogatory or objectionable conduct or communication, is cause for disciplinary action, up to and including termination. Included in this area of offensive behavior are suggestive remarks, physical advances or intimidations, sexual or otherwise. If you are the object of such conduct, it should be reported to your supervisor, Financial Center manager or the Human Resources or Legal Departments immediately.

To summarize, if you encounter behavior that you interpret as harassment from directors, officers, employees or customers, you should contact your supervisor or the next level of management or the Human Resources Director and/or in-house legal counsel.

Drugs, Alcohol and Illegal Substances

Illegal drugs, alcohol and all other illegal substances are not permitted on Company premises before, during or after hours. Officers or employees using, soliciting, selling or being under the influence of illegal drugs, alcohol or other illegal substances while on Company premises or while operating Company property is prohibited and will result in disciplinary action up to and including immediate termination. The only exception to this policy is the occasional serving of alcoholic beverages for Company sponsored events.

Workplace Violence

All officers and employees are expected to meet customary standards of professionalism and demonstrate courtesy to clients, co-workers and members of the public. Each officer or employee shares the responsibility for preventing possible workplace violence.

Guns, knives and other dangerous weapons are prohibited on all Company premises including Company provided parking areas, worksites and at all functions sponsored by the Company. This restriction supersedes any and all permits obtained from any issuing authority that allows private citizens to possess, carry or conceal guns or other weapons.

An officer or employee who participates in an altercation, or makes threats of violence or threats of any sort against a co-worker or anyone else on Company premises or worksites or during a Company sponsored function, will be subject to disciplinary action up to and including immediate discharge. The types of behavior or actions referred to in this policy include but are not limited to:

1. Verbal threats made by officers, employees, customers or others

2. Intimidation, bullying and abusive language

3. Hitting, pushing, shoving and other direct acts of aggression

4. Obscenities

5. Sexual harassment and other forms of harassment

6. Stalking/persistent pursuit

7. Possession of weapons on Company premises

8. Any other behavior that is disruptive and makes people uncomfortable

Company personnel should report threats of violence and volatile situations to their immediate supervisor or the Human Resources and/or Legal Departments for investigation and appropriate follow up.

Computer, Email and Internet Use

Computers are to be used only for approved work production and training. Personal use of computer games during business hours or work time is not allowed. Internal network file exchanges or e-mail must be used only for business purposes and not contain inappropriate language or material. All communications and information transmitted by, received from, created or stored in its computer systems are Company records and the property of the Company.

The Company has the right, but not the duty, for any reason and without the permission of any officer or employee, to monitor any and all aspects of its computer systems. This may include reviewing documents created and stored on its computer systems, deleting any matter stored in its systems, monitoring sites visited on the Internet, monitoring chat and news groups, reviewing material downloaded or uploaded by users from the Internet, and reviewing e-mail sent and received by users, including items that may have been deleted.

Officers and employees are to be courteous to other system users and always to conduct themselves in a professional manner. Policies against discrimination and harassment apply fully to use of the computer systems. The Company’s computer systems may not be used to send or receive files or messages that are illegal, sexually explicit, abusive, offensive or profane. The Company’s computer systems may not be used to solicit for religious or political causes, commercial enterprises, outside organizations (other than Company-approved non-profits), or other activities not related to an one’s services with the Company.

Officers and employees using computer software should understand the legal restrictions on the use and copying of computer software. The restrictions imposed by the software license generally are enforceable under both state and federal laws. Individuals knowingly violating these restrictions may also be guilty of a criminal offense. It is Company policy to comply with all applicable restrictions on the use and reproduction of computer software.

Unauthorized use and/or copying of software is strictly prohibited. Such behavior may subject an officer/employee to disciplinary action up to and including immediate termination of employment.

It is also very important for Company personnel to understand that copying software from outside sources has the potential of introducing computer viruses into Company systems. Such viruses can cause a tremendous amount of damage. Officers and employees should contact the Data Center for questions regarding the propriety of copying or using software.

(See also the Company’s Computer Use Policies.)

Document Retention

Officers and employees should retain and dispose of documents in accordance with the Company’s Record Retention policy. Those who are unsure about the need to keep particular documents should consult with their supervisor. However, whenever it becomes apparent that documents of any type will be required in connection with a lawsuit or government investigation, all possibly relevant documents should be preserved, and ordinary disposal or alteration of documents pertaining to the subjects of the litigation or investigation should be immediately suspended. Officers and employees who are uncertain whether documents under their control should be preserved because they might relate to a lawsuit or investigation should contact the Chief Internal Auditor or the Legal Department.

COMPLIANCE WITH THE CODE OF ETHICS

All Company personnel have a responsibility to understand and follow this Code of Ethics and are expected to perform their work with honesty and integrity in areas not specifically addressed by the Code of Ethics. A violation of this Code of Ethics may result in disciplinary action including possible employment termination without warning.

The Company encourages dialogue among its personnel and their supervisors to make everyone aware of situations that give rise to ethical questions and to articulate acceptable ways of handling those situations. Also, each director, officer and employee must annually certify that he or she has read this Code of Ethics and is in compliance with its provisions.

The Code of Ethics reflects general principles for guidance in making ethical decisions and cannot and is not intended to address every specific situation. As such, nothing in this Code of Ethics prohibits or restricts the Company from taking any disciplinary action on any matters pertaining to conduct of an officer or employee, whether or not they are expressly discussed in this document. The Code of Ethics is not intended to create any expressed or implied contract with any officer, employee or third party. Nothing in this document creates any employment contract between the Company and any of its officers or employees. The Board of Directors of the Company has the exclusive responsibility for the final interpretation of the Code of Ethics, and to revise or amend it.

REPORTING SUSPECTED NON-COMPLIANCE

Officers and employees who have information about suspected Code of Ethics violations must bring this to the attention of their immediate supervisor. If the immediate supervisor is unable to resolve the matter or is the subject of the violation, the next level supervisor is to be contacted. Should the next level supervisor not be able to determine or resolve the matter, the Human Resources Director, Chief Internal Auditor or the Legal Department may be contacted. Officers and employees may also anonymously report suspected or known Code of Ethics violations through the Report it hotline. Actual or suspected violations of the Code of Ethics by a director or senior financial officer should be reported directly to the Chairman of the Audit & Compliance Committee of the Board of Directors or, if an allegation of a violation regards the Chairman of the Audit Committee, to the Chairman of the Board or the Company’s General Counsel or Chief Internal Auditor. Any such actual or suspected violation may also be anonymously reported through the Report it hotline. Officers and employees are required to come forward with any such information, without regard to the identity or position of the suspected offender. The Company will treat the information in a confidential manner, consistent with appropriate evaluation and investigation, and will seek to ensure that no acts of retribution or retaliation will be taken against anyone for making a report in good faith. Because failure to report criminal activity can itself be understood to condone the crime, reporting is important. Failure to report knowledge of wrongdoing may itself result in disciplinary action.

Although an initial report may be made orally, reporters are requested to provide a written statement which provides specific details of the violation or suspicious behavior. Depending on the nature of the violation or suspicious behavior, investigations may be completed by management, human resources, security, in-house counsel or internal audit personnel. Company personnel are expected to cooperate in any investigations. To the extent practical and appropriate under the circumstances, the investigator(s) will not disclose the identity of a reporter. Company personnel should be aware that the investigator(s) are obligated to act in the best interest of the Company, and do not represent individual officers or employees. Retaliation in any form against the person who in good faith reports or is involved in the investigation of a reported or suspected violation is prohibited, even if the reported or suspected conduct is found to be erroneous. Acts of retaliation should be immediately reported, and will be appropriately disciplined.